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                                                         QUANTA
                                                FINANCIAL INSTITUTION BOND
                                     Standard Form No, 14. Revised to January, 1986

                                                 Bond No. FIB 4000213-04

                                                Quanta Indemnity Company
                                               (Herein called Underwriter)

       DECLARATIONS
       Item 1. Name of Insured (herein called Insured):   Berthel Growth & Income Trust I
               Principal Address:                         701 Tama Street Building B
                                                          Marion, Iowa 52302-0609

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       Item 2. Bond Period: from 12:01 a.m. on November 1, 2004 to 12:01 a.m. on November 1, 2005 ,standard time,
                                               (MONTH, DAY, YEAR)                (MONTH, DAY, YEAR)
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       Item 3. The Aggregate Liability of the Underwriter during thE Bond Period shall be: $500,000

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       Item 4. Subject to Sections 4 and 11 hereof,
               the Single Loss Limit of Liability is   $500,000
               and the Single Loss Deductible is       $ 10,000

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       Provided, however, that if any amounts are inserted below opposite specified Insuring Agreements or Coverage, those amounts shall be controlling. Any amount set forth below shall be part of and not in addition to amounts set forth above. (It an Insuring Agreement or Coverage is to be deleted, insert "Not Covered")
       Amount applicable to:
                                                                  Single Loss              Single Loss
                                                                  Limit of Liability       Deductible
                                                                  ------------------       ----------
       Insuring Agreement (D) - FORGERY OR ALTERATION             $   NOT COVERED
       Insuring Agreement (E) - SECURITIES                        $   NOT COVERED

       Optional Insuring Agreements and Coverages:

       If "Not Covered" is inserted above opposite any specified Insuring Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted therefrom.

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       Item 5. The liability of the UnderwrIter is subject to the terms of the following riders attached hereto; Rider

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       Item 6. The Insured by the acceptance & this bond gives notice to the Underwriter terminating or canceling prior
       bond(s) or policy No.   FIB 400104-03 such termination or cancelation to be effective as of the time this bond becomes effective.

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       IN WITNESS WHEREOF, the Company has caused this bond to be signed by a duly authorized representative of the
       Company.


          /s/  Tobey J. Russ                                    /s/  Martha G. Bannerman
          ------------------------------------                  ------------------------------------
               Tobey J. Russ, President                              Martha G. Bannerman, Secretary





          By:  /s/  Joseph Pryetz
             ---------------------------------
                    Joseph Pryetz
                    Authorized Representative

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